Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 13, 2010 with respect to the 2009 consolidated financial statements of KW Residential LLC included in Annual Report on Form 10-K for the year ended December 31, 2010 of Kennedy-Wilson Holdings, Inc., which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report, and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON TAIYO ASG

Tokyo, Japan

July 27, 2011